CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 29, 2024 with respect to the consolidated financial statements of ImmunoPrecise Antibodies Ltd. included in the Annual Report on Form 20-F for the year ended April 30, 2024, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Houston, Texas

August 6, 2024